Exhibit 10.8

                              EMPLOYMENT AGREEMENT

     This Employment Agreement by and between TravelNow Global Reservation Network, Inc., a Missouri corporation (the Company), and __________________ (Executive) shall be effective on March 1, 1998.

                                    RECITALS

     A. The Company desires to be assured of the association and services of Executive for the Company.

     B. Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

1. Employment. The Company hereby employs Executive as Executive Vice President with the duties and obligations set forth in this agreement and subject at all times to the supervision and direction of the Company's Board of Directors.

2. Term. The term of this Agreement is at the discretion of the Board of Directors unless terminated pursuant to ss.6.

3. Scope of Duties.

     3.1 Assignment of Duties. Executive to be responsible for sales, marketing and business development. This will include duties to increase reservation revenues through strategic partnerships; sales of advertising; and development of a worldwide franchise/joint venture network, using the format developed for TravelNow Japan.

     3.2 Executive's Devotion of Time. Executive hereby agrees to devote his full time, abilities and energy to the faithful performance of the duties assigned to Executive by the Board of Directors and to the promotion and forwarding of the business affairs of the Company, and not to divert any business opportunities from the Company to himself or to any other person or business entity.

     3.3 Conflicting Activities.

     (1) Executive shall not, during the term of this Agreement, be engaged in any other business activity without the prior consent of the Board of Directors of the Company; provided, however, that this restriction shall not be construed as preventing Executive from investing his personal assets in passive investments in business entities which are not in competition with the Company or its affiliates.

     (2) Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under this Agreement. Should Executive discover a business opportunity that does not relate to the current or anticipated future business of the Company, he shall first offer such opportunity to the Company. Should the Board of Directors of the Company not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed sixty (60) days, then Executive may develop the business opportunity for himself, provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company under this Agreement. Further, Executive may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in their development.

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4. Compensation.

     4.1 Executive has asked for a base salary of $7,000.00 per month. The Company does not have any money to pay any amount of base salary to Executive at the time of the effective date or date of execution of this agreement. Executive is aware of this fact. Executive agrees that the timing for the payment of a base salary or the amount of the base salary to be paid at any given time is at the exclusive and sole discretion of the Board of Directors.

     4.2 Executive and dependent to be covered under the Company's Health Insurance Program, effective September 1, 1998.

     4.3 Executive to participate in annual or other bonus programs as approved by the Board.

     4.4 Executive has relocated to the Company headquarters at his own expense and agrees that he is not entitled to any reimbursement for those expenses in whole or in part.

     4.5 Stock Purchase Option. Executive shall have the right during the term of Executive's employment by the Company to purchase from the Company shares of the Company's authorized but unissued common stock $.01 par value (herein "Company Shares") for the consideration, in the amount and on the dates set forth in the table attached hereto as Exhibit A-Schedules 1 through 3. If at any time executive is dissatisfied for any reason with the purchase of any of the Company shares Executive has the right to sell any or all of the shares back to the Company and the Company has the immediate obligation to forthwith pay to Executive the price Executive paid the Company for those shares, namely, ten cents per share for each share tendered by Executive.

     (1) Exercise of Stock Purchase Option. Executive must exercise the options to purchase the Company Shares by giving written notice of exercise as provided in this Agreement within ninety days from the date of exercise as provided in Exhibit A-Schedules 1 through 3. Failure to give written notice within ninety days of the exercise of the option then that option shall lapse. By way of illustration the following example is given. If the Option Exercise Date is April 30, 1998, Executive must cause the delivery of the written notice exercising that option to the Company not later than the close of business on July 29, 1998. The April 30, 1998 option will be void after the close of business on July 29, 1998.

     (2) The Company will issue the Company Shares subject to options that have been exercised during each Fiscal Year within sixty (60) days of the close of each Fiscal Year during the term of this Agreement.

     (3) The right of Executive to purchase Company Shares pursuant to this option shall terminate upon the termination of Executive's employment by the Company.

     (4) In the event that Executive brings any action against the Company whether by use of federal or state judicial process, by administrative process, arbitration or mediation Executive must prior to the time of bringing any such action sell back to the Company all Company Shares purchased by Executive pursuant to this option at a purchase price of $.10 per share.

5. Confidentiality of Trade Secrets and Other Materials.

     5.1 Trade Secrets. Other than in the performance of his duties hereunder, Executive agrees not to disclose, either during the term of his employment by the Company or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets or the customer lists or similar information of the Company. Any technique, method, process or technology used by the Company shall be considered a trade secret for the purposes of this Agreement.

     5.2 Ownership of Trade Secrets; Assignment of Rights. Executive hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of the Company. Executive hereby assigns to the Company any rights which he may have in any such trade secret or proprietary information.

     5.3 Covenant Not To Compete. In the Event this Agreement is terminated in accord with the Termination Clause, exclusive of item number one in the Termination Clause, or if the contract is not renewed by Executive, Executive shall not work for another organization, start an organization provide consulting services to an organization or in any way directly or indirectly carry on any activity or enterprise that would in any way constitute competition with the Company for a period of one year from the date of termination of employment as herein provided. In the event of a breach of this non-compete covenant, Company shall be entitled to injunctive relief, it being agreed by the parties that is no adequate remedy at law available to the Company. Notwithstanding anything contained herein to the contrary if the Company fires Executive before Executive has been paid a salary or if Executive quits before he has been paid a salary then this covenant not to compete will be treated as void and inapplicable.

6. Termination.

     6.1 Bases for Termination.

     (1) Executive's employment hereunder may be terminated at any time by mutual agreement of the parties.

     (2) Executive's employment may be terminated by the Company with cause, effective upon delivery of written notice to Executive given at any time (without any necessity for prior notice) if any of the following shall occur:

          (a) any action by Executive which would constitute willful breach of duty, habitual neglect of duty and continued incapacity;

          (b) any material breach of Executive's obligations set forth in this Agreement; or

          (c) any material acts or events which inhibit Executive from fully performing his other responsibilities to the Company in good faith, such as any criminal conviction involving Executive's lack of honesty or Executive's moral turpitude, gross carelessness or gross misconduct.

     (3) Executive's employment may be terminated by the Company without cause (for any reason or no reason at all) at any time by giving Executive 30 days prior written notice of termination, which termination shall be effective on the 30th day following such notice.

     (4) Executive may terminate his employment hereunder by giving the Company 30 days prior written notice, which termination shall be effective on the 30th day following such notice.

     (5) In the event the Company files a petition seeking protection under the Bankruptcy Laws of the United States the Executive may terminate his employment.

     6.2 Payment Upon Termination. Upon termination of this agreement by Executive or by the Company for any reason the Company shall pay to Executive within 60 any unpaid commissions as provided in this agreement.

     6.3 Dismissal from Premises. At the Company option Executive shall immediately leave the Company's premises on the date notice of termination is given by the Company to Executive.

7. Injunctive Relief. The Company and Executive hereby acknowledge and agree that any default under this Agreement by Executive will cause damage to the Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of ss.5 above and without proof of actual damages.

8. Miscellaneous.

     8.1 Transfer and Assignment. This Agreement is personal as to Executive and shall not be assigned or transferred by Executive without the prior written consent of the Board of Directors. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

     8.2 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

     8.3 Governing Law. This Agreement is made under and shall be construed pursuant to the laws of the State of Missouri.

     8.4 Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

     8.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not set forth herein.

     8.6 Modification. This Agreement may be modified, amended, superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

     8.7 Attomeys' Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

     8.8 Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

     8.9 Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

     8.10 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

     8.11 Notices. Any notice under this Agreement must be in writing, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

     If to the Company: 318 Park Central East, Suite 306, Springfield, Missouri
                        65806;

     If to Executive:   318 Park Central East, Suite 306, Springfield, Missouri
                        65806

     Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

     8.12 Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Executive and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.

                                      TravelNow Global Reservation Network, Inc.



                                      Jeff Wasson, President



                                      Chris Noble, Vice President
Executive



__________________

STATE OF MISSOURI                   )
                                            )SS
COUNTY OF GREENE                    )

On this ____________ day of ____________ in the year 19__, before me
_____________ Notary Public in and for said state, personally appeared Jeff Wasson, President, and Chris Noble Vice President, TravelNow Global Reservation Network, Inc., known to me to be the persons who executed the within Agreement on behalf of said corporation and acknowledged to me that they executed the same for the purposes therein stated.



                                                              Notary Public
My Commission expires:

STATE OF MISSOURI                   )
                                            )SS
COUNTY OF GREENE                    )

On this ____________ day of _____________, in the year19__, before me Notary Public in and for said state, personally appeared _________________ known to me to be the person who executed the within Agreement as Executive and acknowledged to me that he/she executed the same for the purposes therein stated.

                                                              Notary Public

My Commission expires: